Exhibit 3.1

FILED

Certificate of incorporation

OF

PHASE-OUT OF AMERICA, INC.

FIRST. The name of this corporation is PHASE-OUT OF AMERICA, INC.

SECOND. Its registered office in the State of Delaware is to be located in 725 Market Street in the City of Wilmington country of New Castle . The registered agent in charge thereof is THE COMPANY CORPORATION at same address as above.

THIRD. The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

“The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.”

FOURTH. The amount of the total authorized capital stock of this corporation is 100,000,000 share of .0001 Par Value.

FIFTH. The name and mailing address of the incorporator is as follows:

NAME:	ADDRESS:

MARSHA MILLS	725 MARKET ST., WILMINGTON, DE 19801

SIXTH. The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of person who are to serve as director(s) until the first annual meeting of stockholders or until their successors are elected and quality are as follows:

Name and address of directors	Fill in name(s)
BERNIE GUTMAN, 140 BROADWAY, LYNBROOK, NY 11563	and address(es)

SEVENTH. The Directors shall have power to make and to alter or attend the By-Laws; to fix the amount to be reversed as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose in any manner of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation. or any of them shall be open to the inspection of the stockholders: and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference form the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraph of this charter shall be regarded as independent objects, purposes and powers.

EIGHTH. Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves; (1) a director’s duty of loyalty to the corporation or its stockholders; (2) acts or emissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

1. THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make file and record this Certificate and do certify that the facts herein are true; and I have accordingly heresome act my hand.

DATED AT:	7/17/87
Sate of	Delaware
Country of	New Castle	/s/ Marsha Mills

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PHASE-OUT OF AMERICA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

PHASE-OUT OF AMERICA, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written unanimous consent filed with the minutes of the board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"1.   That Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

“FOURTH: The amount of the total authorized capital stock of this corporation is 100,000,000 shares of $.00003 par value.”

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Bernard Gutman, Chairman of the Board and attested by Drew Gutman, Secretary, this 14th day of June, 1988.

PHASE-OUT OF AMERICA, INC.

Attested By:	/s/ Drew Gutman
Drew Gutman, Secretary

By:	/s/ Bernard Gutman
Bernard Gutman, Chairman of the Board

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/05/1992
921575105 - 2132451

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PHASE-OUT OF AMERICA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

PHASE-OUT OF AMERICA, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written unanimous consent filed with the minutes of the board, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

“1.    That Article 'FOURTH' of the Certificate of Incorporation be amended and, as amended, reads as follows:

“FOURTH. (a) The Corporation is authorized to issue 100,000,000 shares of voting Common Stock, with a par value of $.00003 per share, and 5,600,000 shares of Preferred Stock, with a par value of $.001 per share.

(b)   600,000 shares of the Preferred Stock are designated Series A Preferred Stock, having the following relative rights, preferences and limitations;

(1)     Dividends. Cumulative preferential dividends, if and when declared, out of any surplus or net profits, at the rate of twelve percent (12%) of the liquidation preference per annum, payable annually, before any dividends may be declared on the shares of the Company's Common Stock and Series B Preferred stock. The Company will establish a sinking fund equal to 12% of the par value of the issued Series A Preferred Stock for a period of one year, commencing on the date of issuance of such stock, to assure payment of the first year dividend.

(2)     Liquidation Preference. A one dollar per share preference over the Common Stock with regard to distribution of assets in the event of any liquidation, dissolution or winding-up of the Company.

(3)     Conversion. Commencing one year after issuance of the Series A Preferred Stock, the right to convert shares of Series A Preferred Stock in to shares of Common Stock at any time at the rate of 50% of the “Average Price of Phase-Out Common Stock" (e.g., if such average price were $.20, each share would be convertible into ten Common Shares). The term "Average Price of Phase-Out Common stock" shall mean either (i) the average of all bid and asked prices as are so reported by the National Association of Securities Dealers Automatic Quotations ("NASDAQ") System during the ten day period immediately preceding but not including the date of the written notice of intent or demand to convert; or (ii) the average of the closing bid and asked prices during the aforesaid ten day period if the Common Stock is then listed on a national securities exchange or in the NASDAQ National Market System; or (iii) the average of the high bid and the asked prices quoted in tale pink sheets during the aforesaid ten day period if the Common Stock is not listed on the NASDAQ System or on a national securities exchange). The number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment for any dividends, splits or reclassifications of the Company's Common Stock.  In order to exercise the conversion privilege, the holder must surrender to the Company at its principal office the certificate(s) for such Series A Preferred Stock accompanied by proper instruments of surrender and a written notice stating that the holder elects to convert such shares and the name or names in which the certificate(s) for shares of Common Stock should be issued. As promptly as practicable after the receipt of such notice and the surrender of the Series A Preferred Shares, the Company will issue and deliver to such holder or to the written order of such holder certificate(s) for the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Company and such Series A Preferred stock shall have been surrendered as hereinabove provided. All shares of Common Stock which may be issued upon conversion of the Series A Preferred Stock shall, upon issuance, be validly issued, fully paid, and nonassessable by the Company.

(4)     Redemption. Commencing one year after issuance of the Series A Preferred Stock, the Company, upon 30 days written notice, can call such Shares for redemption in whole or in part (pro rata), for par value plus accumulated but unpaid dividends.

(5)     Forced Conversion. Commencing two years after issuance of the Series A Preferred Stock, the Company, upon 10 days written notice, can force conversion of all or part (pro rata) of such Stock at the rate discussed above in subparagraph.

(6)     Voting Rights. The Series A Preferred Stock shall not have voting rights.

(c)   5,000,000 shares of the Preferred Stock are designated Series B Preferred Stock, having the following relative rights, preferences and limitations:

(1)     Dividends. Non-Cumulative dividends, if and when declared, out of any surplus or net profits, at the rate of five percent (5%) of the liquidation preference per annum payable annually.

(2)     Liquidation Preference. A one dollar per share preference over the Common Stock with regard to distribution of assets in the event of any liquidation, dissolution or winding-up of the Company.

(3)     Conversion. The right to convert shares of Series B Preferred Stock in to shares of Common Stock at any time at the rate of one share of Common Stock for every $.30 worth of par value of the Series B Preferred Stock tendered for conversion (e.g., approximately 3.3 Common Share for every one share of Series B Preferred Stock). In order to exercise the conversion privilege, the holder must surrender to the Company at its principal office the certificate(s) for such Series 8 Preferred Stock accompanied by proper instruments of surrender and a written notice stating that the holder elects to convert such shares and the name or names in which the certificate(s) for shares of Common Stock should be issued. As promptly as practicable after the receipt of such notice and the surrender of the Series B Preferred Shares, the Company will issue and deliver to such holder or to the written order of such holder certificate(s) for the number of snares of Common Stock issuable upon conversion of such series B Preferred Stock. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Company and such Series B Preferred stock shall have been surrendered as hereinabove provided. All shares of Common Stock which may be issued upon conversion of the Series B Preferred Stock shall, upon issuance, be validly issued, fully paid, and nonassessable by the Company.

(4)     Voting Rights. The Series B Preferred Stock shall have the right to designate one member to the Company's Board of Directors for as long as the B Preferred is not converted to Common Stock. Aside from this right to designate one director, the Series B Preferred Stock shall have no voting rights.

(d)   The Board of Directors or the Company shall be empowered to change the rights, powers, preferences and designations of the Preferred Stock described above with regard to any shares of Preferred Stock that are not issued and outstanding.

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Drew Gutman, its President, and attested by B. Gutman, its Chairman, this 3rd day of June 1992.

PHASE-OUT OF AMERICA, INC.

Attested By:	/s/ Drew Gutman
Drew Gutman, Secretary

ATTEST:

By:	/s/ Bernard Gutman
Bernard Gutman, Chairman

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

PHASE-OUT OF AMERICA, INC.

Phase-out of American, Inc. (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

A.    The name of the Corporation is Phase-Out of America. A Certificate of Incorporation of the Corporation was filed by the Corporation with the Secretary of State of Delaware on July 17, 1987.

B.    This Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions or Section 242 of the General Corporation Law, and was approved by written consent of the holders of a majority of the outstanding Common Stock of the Corporation in accordance with the provisions of Section 238 of the General Corporation Law.

C.    The Article number Fourth of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

"FOURTH: Total number of shares of stock that the Corporation is authorized to issue is One Hundred and Thirty Million (130,000,000) shares of Common Stock, par value $.003 per share. All each shares are of one class and are shares of Common Stock."

IN WITNESS WHEREOF, the undersigned has caused this Amendment to its Certificate of Incorporation to be duly executed an its behalf as of the 8th day of July, 1996.

Phase-Out of America, Inc.

By:	/s/ Irwin Pearl
Irwin Pearl President

ATTEST:

/s/ Drew Gutman
Drew Gutman Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/25/1996
960217711 - 2132451

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 09/24/1997
971320146 – 2132451

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PHASE-OUT OF AMERICA, INC.

**********

PHASE-OUT OF AMERICA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:           That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of PHASE-OUT OF AMERICA, INC. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is QUEST PRODUCTS CORPORATION.”

SECOND:       That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:          That the aforesaid amendments was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said PHASE-OUT OF AMERICA, INC., has caused this certificate to be signed by its Chief Operating Officer & Treasurer this 23rd day of September, 1997.

PHASE-OUT OF AMERICA, INC.

By:	/s/ Herbert Reichlin
Herbert Reichlin,
Chief Operating Officer & Treasurer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 04/06/2000
001176020 - 2132451

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

QUEST PRODUCTS CORPORATION

Quest Products Corporation (the “Corporation, a Delaware Corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

1.     The name of the Corporation is Quest Products Corporation. The Corporation was incorporated under the name “Phase-Out of America, Inc.” on July 17, 1987.

2.     A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed by the Secretary of State Delaware July 25, 1996, and said certificate requires correction as permitted by Section 103(f) of The General Corporation Law of the State of Delaware.

3.    The inaccuracy or defect of said certificate to be corrected is as follows. (i) the number of shares of stock that the Corporation is authorized to issue was inaccurately set forth in the first sentence of Article 4 of such certificate as "One Hundred and Thirty Million (130,000,000) shares" rather than the correct number, "Two Hundred Million (200,000,000) shares"; and (ii) the par value of such shares was inaccurately set forth therein as “$.003 per share” rather than the correct par value, “$.00003 per share.”

4.     Article 4 of the Certificate of Incorporation of the Corporation in correct form is as follows:

"4. The total number of shares of stock that the Corporation is authorized to issue is Two Hundred Million(200,000,000) shares of Common Stock, par value $.00003 per share. As such shares are of one class and are shares of Common Stock."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by Burton A. Goldstein, its Chief Executive Officer, this 5th day of April, 2000

QUEST PRODUCTS CORPORATION

By:	/s/ Burton A. Goldstein
Name: Burton A. Goldstein
Title: Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/08/2000
001292688 – 2132451

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

QUEST PRODUCTS CORPORATION

The name of the corporation is Quest Products Corporation (the “Corporation”) and the name under which it was originally incorporated is Phase-Out of America, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 7, 1987. This Amendment to the Certificate of Incorporation has been duly adopted in accordance with Sections 103, 228 and 242 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation of the Corporation, as amended, is hereby amended to read as follows:

1.     The Fourth Article of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“FOURTH: The aggregate number of shares of capital stock that the Corporation has authority to issue is Four Hundred Million consisting of Three Hundred Ninety Million (390,000,000) shares of common stock with a par value of $.00003 per share (the “Common Stock”) and Ten Million (10,000,000) shares of preferred stock, with a par value of $.00003 per share (the “Preferred Stock”).

Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide for the issuance of one or more series of Preferred Stock and, by filing a certificate pursuant to General Corporation Law of the State of Delaware, to establish from time to time the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the relative rights, powers, privileges, preferences and limitations of the shares of such series.

Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration shall be retired and cancelled and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series.”

2.     The aforesaid amendments was duly adopted by a majority of the stockholders of the Corporation by written consent in lieu of a meeting, dated as of June 2nd, 2000.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation which amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted by written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, has been executed by Burton A. Goldstein, its Chief Executive Officer, this 2nd day of June, 2000.

QUEST PRODUCTS CORPORATION

By:	/s/ Burton A. Goldstein
Name:	Burton A. Goldstein
Title:	Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:47 PM 06/06/2007
FILED 04:52 PM 06/06/2007
SRV 070680622 – 2132451 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

QUEST PRODUCTS CORPORATION

FIRST: The name of the corporation is Quest Products Corporation (the “Corporation”).

SECOND: The Delaware Secretary of State filed the Certificate of Incorporation on July 17, 1987.

THIRD:  The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Certificate of Incorporation is deleted in its entirety, and the following Article is submitted in lieu thereof:

“FIRST: The name of the corporation is Quest Patent Research Corporation:

FIFTH: The above amendment to the Certificate of Incorporation was authorized by the written consent of the Directors of the Corporation, followed by the written consent of the sole shareholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has made and subscribed this certificate on May 9, 2007.

/s/ Herbert Reichlin
Herbert Reichlin, President